EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion of our Auditor’s Report, dated July 27, 2017 on the financial statements of Holistic Industries LLC for the years ended December 31, 2016 and 2015, in Innovative Industrial Properties, Inc. Form 8-K/A.

/s/ Grossberg Company LLP

Bethesda, MD
July 27, 2017